EXHIBIT 10.01(a)


                                                             WARRANT TO PURCHASE
                                                              ___________ SHARES

                                PURCHASE WARRANT

                               FOR THE PURCHASE OF
                     COMMON STOCK, PAR VALUE $.001 PER SHARE

                         MARINE MANAGEMENT SYSTEMS, INC.

             (Incorporated Under the Laws of the State of Delaware)

      This is to certify that, for value received, __________________, is entitled, subject to the terms and conditions hereinafter set forth during the period specified in Paragraph 1 below, to purchase an aggregate of _______ shares of Common Stock, par value $.001 per share, of MARINE MANAGEMENT SYSTEMS, INC. (hereinafter called the "Corporation") at the purchase price of $1.25 per share of Common Stock so purchased, upon presentation and surrender to the Corporation, with the form of Subscription duly executed and accompanied by payment of the purchase price of each share purchased by certified check. The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof, at any time or from time to time in whole or in part, subject to the terms and conditions set forth herein.

      1. Exercise of Warrants. The rights hereunder to purchase shares of Common Stock shall be exercisable by the holder hereof immediately upon the issuance hereof until (insert l0 years from date).

      2. Stock To Be Fully Paid. The Corporation covenants and agrees that all shares of Common Stock which may be delivered upon the exercise of this Warrant will, upon delivery, be fully paid and non-assessable and free from all taxes, liens, and charges with respect to the purchase hereunder.

      3. Adjustment of Price and Number of Shares Purchasable. The number of shares of Common Stock purchasable upon the exercise of this Warrant and the purchase price per share shall be subject to adjustment from time to time as set forth herein.

      4. Reservation of Shares. The Corporation agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of shares issuable upon the exercise of this and all other Warrants of like tenor then outstanding.



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      5. Voting Rights and Dividends.  This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation, or to any other rights whatsoever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

      6. Change in Number of Shares as a Whole. If at any time or from time to time the Corporation shall by subdivision, dividend, split, combination, consolidation, or reclassification of shares, or otherwise change as a whole the outstanding shares of Common Stock into a different number or class of shares, the number and class of shares so changed shall, for the purposes of this Warrant and the terms and conditions hereof, replace the shares outstanding immediately prior to such change, and the Warrant purchase price in effect, and the number of shares purchasable under this Warrant, immediately prior to the date upon which such change shall become effective, shall be proportionately adjusted. Irrespective of any adjustment or change in the Warrant purchase price or the number of shares of Common Stock actually purchasable under this or any other Purchase Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Warrant purchase price per share and the number of shares purchasable thereunder as the Warrant purchase price per share and the number of shares purchasable were expressed upon the Purchase Warrants when initially issued.

      7. Merger or Consolidation with Another Company. If at any time while this Warrant is outstanding the Corporation shall consolidate with or merge into another corporation, the holder hereof shall thereafter be entitled upon exercise hereof to purchase, with respect to each share of Common Stock purchasable hereunder immediately prior to the date upon which such consolidation or merger shall become effective, the securities or property to which a holder of one share of Common Stock would have been entitled upon such consolidation or merger, without any change in or payment in addition to the Warrant purchase price in effect immediately prior to such merger or consolidation, and the Corporation shall take such steps in connection with such consolidation or merger as may be necessary to assure that all of the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant. The Corporation shall not effect any such consolidation or merger unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting therefrom shall assume by written instrument executed and mailed to the registered holder at the address of such holder shown on the books of the Corporation, the obligation to deliver



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to such holder such  securities or property as in accordance  with the foregoing provisions such holder shall be entitled to purchase. A sale of all or substantially all of the assets of the Corporation for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

      8. Notice of Change. Upon the happening of any event requiring an adjustment of the Warrant purchase price hereunder, the Corporation shall forthwith give written notice thereof to the registered holder of this Warrant stating the adjusted Warrant purchase price and the adjusted number of shares of Common Stock purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Board of Directors of the Corporation shall determine the computation made hereunder.

      9. Dissolution Provisions and Notice. In case any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation shall at any time be proposed, the Corporation shall give at least 20 days prior written notice thereof to the registered holder stating the date on which such event is to take place and the date (which shall be at least 20 days after the giving of such notice) as of which the holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation, or winding up (on which date, in the event such dissolution, liquidation, or winding up shall actually take place, this Warrant and all rights with respect hereto shall terminate). Notices pursuant to this paragraph shall be given by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder appearing in the records of the Corporation.

      10. Title. This Warrant is issued subject to the condition, and every holder of this Warrant by accepting the same agrees with every subsequent holder of this Warrant and with the Corporation, that title to this Warrant and all rights hereunder shall be transferable by delivery of this Warrant, duly endorsed, and that the Corporation and all persons dealing with this Warrant may treat the registered owner hereof or, when presented duly endorsed in blank to a specified person, as the absolute owner hereof for all purposes, any notice to the contrary notwithstanding.

      11.   Covenants.  The above provisions are subject to the following:

      The Warrants represented by this certificate have not been registered under the Securities Act of l933 as amended. These Warrants have been purchased



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for investment  and not with a view of  distribution  or resale,  and may not be made subject to a security interest, pledge, hypothecated, or otherwise transferred without an effective registration statement or an opinion of counsel for the Corporation that registration is not required under such Act. Any shares issued upon the exercise of this Warrant shall bear the following legend:

      The shares represented by this Certificate may not be sold, transferred, pledged, hypothecated or otherwise disposed of (1) unless they have first been registered under the Securities Act of 1933, as amended, or unless, in the opinion of counsel for the Corporation, such registration is not required.

      12. Absolute Ownership. The Corporation may deem and treat the owner of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

      13. Investment Letter. Upon exercise of this Warrant, as a condition precedent to the Corporation's obligation to issue shares pursuant hereto, the registered holder of this Warrant shall execute an investment letter satisfactory to counsel for the Corporation and deliver same to the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed as of ________________, 1996, by the signatures of its duly authorized officers and the corporate seal hereunder affixed.

ATTEST:                       MARINE MANAGEMENT SYSTEMS, INC.


______________________        By_____________________________
Robert D. Ohmes                     Eugene D. Story
Secretary                                 President



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